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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-3 of Civitas BankGroup, Inc. (formerly Cumberland Bancorp, Incorporated) of our report dated March 1, 2002, on the consolidated financial statements of Cumberland Bancorp, Incorporated as of December 31, 2001 and 2000 and for the years then ended which report appears in the Annual Report on Form 10-K of Cumberland Bancorp, Incorporated for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                        /s/ Heathcott & Mullaly, P.C.

Brentwood, Tennessee
July 25, 2003